FIRST NATIONAL CORPORATION
112 West King Street
Strasburg, Virginia 22657

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of First National Corporation ("First National"), which will be held on Tuesday, April 2, 2002, at 11:00 a.m., at the Shenandoah Valley Golf Club, 134 Golf Club Circle, Front Royal, Virginia.

At the meeting of First National, 13 directors will be elected for a term of one year.

Whether or not you plan to attend in person, it is important that your shares be represented at the Meeting. Please complete, sign, date and return promptly the form of proxy that is enclosed in the envelope provided in this mailing. If you later decide to attend the Meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the Meeting, you may do so and your proxy will have no further effect.

The Board of Directors and management of First National appreciate your continued support and look forward to seeing you at the Meeting.

Sincerely yours,

/S/

HARRY S. SMITH
President and
Chief Executive Officer

Strasburg, Virginia
March 1, 2002

FIRST NATIONAL CORPORATION
112 West King Street
Strasburg, Virginia 22657

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 2, 2002

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of First National Corporation ("First National") will be held at the Shenandoah Valley Golf Club, Front Royal, Virginia, on April 2, 2002, at 11:00 a.m., for the following purposes:

(1) Election of 13 directors to serve until the Annual Meeting of Stockholders in 2003; and

(2) To transact such other business as may properly come before the Annual Meeting. Management is not aware of any other business, other than procedural matters incident to the conduct of the Annual Meeting.

The Board of Directors has fixed the close of business on February 15, 2002, as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/S/

Douglas C. Arthur
Secretary

Strasburg, Virginia
March 1, 2002

FIRST NATIONAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
April 2, 2002

GENERAL INFORMATION

This Proxy Statement is furnished to holders of common stock, $5.00 par value per share ("Common Stock"), of First National Corporation ("First National") in connection with the solicitation of proxies by the Board of Directors (the "Board") of First National to be used at the Annual Meeting of Stockholders to be held on April 2, 2002 at 11:00 a.m. at the Shenandoah Valley Golf Club, 134 Golf Club Circle, Front Royal, Virginia, and any adjournment thereof (the "Annual Meeting").

The principal executive offices of First National are located at 112 West King Street, Strasburg, Virginia. The approximate date on which this Proxy Statement, the accompanying proxy card and Annual Report to Stockholders (which is not part of First National's soliciting materials) are being mailed to First National's Stockholders is March 1, 2002. The cost of soliciting proxies will be borne by First National.

The proxy solicited hereby, if properly signed and returned to First National and not revoked prior to its use, will be voted in accordance with the instructions contained thereon. If no contrary instructions are given, each proxy received will be voted "for" the proposal described herein. Any Stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing written notice thereof with the Secretary of First National (Douglas C. Arthur, Secretary, First National Corporation, 112 West King Street, Strasburg, Virginia 22657); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting or at any adjournment thereof and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

Only Stockholders of record at the close of business on February 15, 2002 (the "Record Date") will be entitled to vote at the Annual Meeting. On the Record Date, there were 790,031 shares of Common Stock issued and outstanding and approximately 714 record holders. Each share of Common Stock is entitled to one vote at the Annual Meeting. First National had no other class of equity securities outstanding at the Record Date.

Unless authority is withheld in the proxy, each proxy executed and returned by a Stockholder will be voted for the election of the nominees described in this Proxy Statement. The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other matter that may properly come before the Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

Election of Directors

There are currently 13 directors serving on the Board, all of whom are standing for reelection at the Annual Meeting to serve until the election and qualification of their respective successors.

Unless authority is withheld in the proxy, each proxy executed and returned by a Stockholder will be voted for the election of the nominees listed below.

Proxies distributed in conjunction herewith may not be voted for persons other than the nominees named thereon. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee or nominees recommended by the Board. At this time, the Board knows no reason why any of the nominees listed below may not be able to serve as a director if elected. In the election of directors, those receiving the greatest number of votes will be elected even if they do not receive a majority. Abstentions and broker non-votes will not be considered a vote for, or a vote against, a director.

Nominees

Set forth below is the name of each nominee and, as to each of the nominees, certain information including age and principal occupation as of February 1, 2002. The date shown as the year in which the director was first elected to the Board represents the year in which the nominee or continuing director was first elected to the Board of First National or, previously, to the Board of First Bank (the "Bank"). Unless otherwise indicated, the business experience and principal occupations shown for each nominee has extended five or more years.

Douglas C. Arthur, 59, has been a director since 1972.
Mr. Arthur is Vice Chairman and Secretary of the Board of First National and Vice Chairman and Secretary of the Board of the Bank. He is the senior and business partner in Arthur and Allamong, a general practice law firm with locations in Strasburg and Front Royal, Virginia. Mr. Arthur has been engaged in the practice of law since 1970. He is a director of Shenandoah Telecommunications Company. Mr. Arthur also serves on the Shenandoah County School Board

Noel M. Borden, 65, has been a director since 1962.
Mr. Borden has served as the Chairman of the Board of First National and Chairman of the Board of the Bank since 1986. Mr. Borden is currently retired and was President of H.L. Borden Lumber Co., a building supply company located in Strasburg, Virginia from 1960 to 2000. He also is a director and Vice President of Shenandoah Telecommunications Company.

Byron A. Brill, 54, has been a director since 1980.
Dr. Brill is a periodontist who has been in practice since 1975.

Elizabeth H. Cottrell, 51, has been a director since 1992.
Mrs. Cottrell is owner of Riverwood Technologies, a technical writing and desktop publishing concern, and has held that position since 1992.

James A. Davis, 56, has been a director since 1998.
Dr. Davis is President of Shenandoah University located in Winchester, Virginia, a position that he has held since 1982. Dr. Davis is a member of the Board of Directors of the Winchester Medical Center, Chairman of the Board of Directors of Westminster Canterbury and former member of the Virginia House of Delegates.

Christopher E. French, 43, has been a director since 1996.
Mr. French has served as President of Shenandoah Telecommunications Company, a telecommunications company headquartered in Edinburg, Virginia, since 1988. He is also a director of that company.

Charles E. Maddox, Jr., 55, has been a director since 1996.
Mr. Maddox is Principal Engineer of G. W. Clifford & Associates for western Virginia, West Virginia and Maryland operations. Mr. Maddox is on the Board of Trustees of Shenandoah University and also serves as Chairman of the Shenandoah County Economic Development Partnership.

John K. Marlow, 62, has been a director since 2001.
Mr. Marlow is owner and President of Marlow Motor Co., Inc. in Front Royal, Tri-State Nissan in Winchester and Luray Ford in Luray. He is a Trustee of Shenandoah University and Director of Warren Memorial Hospital Foundation.

W. Allen Nicholls, 55, has been a director since 1987.
Mr. Nicholls is President of Nicholls Construction, Inc., a home builder located in Front Royal, Virginia, a position that he has held for 31 years.

Henry L. Shirkey, 59, has been a director since 1994.
Mr. Shirkey is a customer service representative with Holtzman Oil Corp., a position he has held since 1993. Mr. Shirkey was previously a banker in Shenandoah County with Farmers Bank, Dominion Bank and First Union Bank and was involved in all phases of community bank management for 33 years until his retirement.

Alson H. Smith, Jr., 74, has been a director since 1998.
Mr. Smith is Chairman of the Board of Shenandoah Foods, Inc., located in Winchester, Virginia. Mr. Smith retired from the Virginia House of Delegates after 20 years of service. Mr. Smith is a member of the Boards of Directors of Shenandoah University, the Durell Foundation and the Virginia Environmental Endowment.

Harry S. Smith, 48, has been a director since 2000.
Mr. Smith has been President and CEO of First National and the Bank since 1998. Prior to that date, Mr. Smith was Vice President and Secretary of First National and Executive Vice President, Secretary and Cashier of the Bank since 1985.

James R. Wilkins, III, 33, has been a director since 2001.
Mr. Wilkins is President of Wilkins Development Corporation, General Partner of Wilkins Investments and Wilkins Enterprises. He currently serves as a Board member of the Industrial Development Corporation of Winchester and President of the Top of Virginia Builders Association.

THE BOARD RECOMMENDS THE ELECTION OF THE NOMINEES SET FORTH ABOVE.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

Security Ownership of Management

The following table sets forth information as of February 1, 2002, regarding the number of shares of Common Stock beneficially owned by all director nominees, by the executive officer named in the Summary Compensation Table herein and by all directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the director or executive officer living in such person's home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time, plus shares held in certain trust relationships which may be deemed to be beneficially owned by the nominees under the rules and regulations of the Securities and Exchange Commission (the "SEC"); however, the inclusion of such shares does not constitute an admission of beneficial ownership.
Name	Beneficially Owned (1)	Percent of Class
Douglas C. Arthur	4,225	*
Noel M. Borden	15,506 (2)	1.96%
Byron A. Brill	13,677	1.73%
Elizabeth H. Cottrell	4,511 (2)	*
James A. Davis	1,010	*
Christopher E. French	5,301	*
Charles E. Maddox, Jr.	1,913	*
John K. Marlow	500	*
W. Allen Nicholls	592	*
Henry L. Shirkey	325	*
Alson H. Smith, Jr.	390	*
Harry S. Smith	4,661 (2)	*
James R. Wilkins, III	28,516	3.61%
All executive officers and directors as a group (17 persons)	74,160	9.39%
_________________

* Indicates that holdings amount to less than 1% of the issued and outstanding Common Stock.

(1) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.

(2) Amounts presented include 3,836 shares of Common Stock held in the First National Corporation Employee Stock Ownership Plan and Trust (the "ESOP"). Ms. Cottrell and Messrs. Borden and Smith serve as trustees of the ESOP and have certain voting and dispositive powers with respect to such shares.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as to those persons believed by management to be beneficial owners of more than 5% of the outstanding shares of Common Stock as of February 1, 2002.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
James L. Bowman P.O. Box 6 Stephens City, Virginia	76,396	9.67%
__________________

(1) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.

The Board of Directors and its Committees

Meetings of the Board are held twice each month, with an organizational meeting following the conclusion of each Annual Meeting of Stockholders. The Board held 24 meetings in the year ended December 31, 2001. For the year ended December 31, 2001, all of First National's directors attended at least 75% of the aggregate number of Board meetings and meetings of committees of which the respective directors are members during their term.

The Board has an Audit Committee and a Personnel and Benefits Committee. There is no Nominating Committee.

The Audit Committee consists of Messrs. Arthur, French, Davis, Marlow and Shirkey, and Mrs. Cottrell. The responsibilities of the Audit Committee are discussed below under "Audit Information." The Audit Committee met five times during the year ended December 31, 2001.

The Personnel and Benefits Committee, which reviews and recommends the levels and types of compensation of officers and employees, is composed of Mrs. Cottrell and Messrs. Arthur, Borden, Davis, French and Marlow. The Personnel and Benefits Committee met five times during the year ended December 31, 2001.

The Bank has a loan policy committee, which makes all determinations with respect to the loan policies of the Bank. Loans that exceed Management's approval authority are approved by the Board as a whole.

Executive Officers Who Are Not Directors

Dennis A. Dysart (age 30) has served as Senior Vice President of Administration since 1999 and had previously served as the Vice President of Operations since 1996. He has been employed by the Bank since 1993.

J. Andrew Hershey (age 48) has served as Senior Vice President - Loan Administrator since 2000 and had previously served as Vice President and Business Development Officer since 1998. Mr. Hershey has been in the banking industry for over 24 years, most recently with Jefferson National Bank and Wachovia Bank.

John Norton (age 54) has served as Vice President - Human Resources and Marketing since 2000 and had previously served as Director of Human Resources and Marketing since 1998. Prior to joining the Bank, Mr. Norton was a management consultant in private practice for six years and an army officer for 23 years.

Stephen C. Pettit (age 59) has served as Controller and Chief Financial Officer of First National and Senior Vice President and Controller of the Bank since 1999. Mr. Pettit was in practice as a Certified Public Accountant from 1993 until 1999. Prior to 1993, he served as a Vice President and Manager of Accounting with a regional bank for ten years.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires First National's directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the SEC reports of ownership and changes in ownership of Common Stock. Officers and directors are required by SEC regulations to furnish First National with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such reports furnished to First National or written representation that no other reports were required, First National believes that, during fiscal year 2001, all filing requirements applicable to its officers and directors were satisfied.

REMUNERATION

Summary of Cash and Certain Other Compensation

The following table shows, for the years ended December 31, 2001, 2000, and 1999, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to the named Executive Officer in all capacities in which he served. The named Executive Officer does not receive any compensation from First National.

SUMMARY COMPENSATION TABLE

Annual Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)	All Other Compensation($)(a)
Harry S. Smith	2001	150,000	-0-	*	4,898
President and CEO	2000	120,000	-0-	*	3,960
	1999	110,000	-0-	12,000(b)	3,660
____________________

* The value of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total annual salary and bonus.

(a) "All Other Compensation" represents matching contributions by First National to its 401(k) Plan.
(b) Amounts presented represent an allowance for automobile and related expenses.

Directors' Fees

Directors received monthly fees of $600 and $350 for each meeting of the Board attended during 2001. The Chairman of the Board received monthly fees of $750 and $350 for each meeting of the Board attended, and the Vice Chairman of the Board received monthly fees of $650 and $350 for each meeting of the Board attended. Harry S. Smith, President and CEO of First National, does not receive monthly fees for his service on the Board.

Indebtedness of Management

No loans to directors or officers involve more than the normal risks of collectibility or present other unfavorable features. None of the loans was non-accrual, past-due, restricted or potential problem loans, as of January 31, 2002. All such loans were originated on substantially the same terms, including interest rates, as those prevailing at the time for comparable transactions with other persons.

AUDIT INFORMATION

The Board of Directors has adopted a written charter for the Audit Committee. All members of the Audit Committee are independent as that term is defined in the listing standards of the National Association of Securities Dealers.

Fees of Independent Public Accountants

Audit Fees

The aggregate amount of fees billed by Yount, Hyde & Barbour, P.C. for professional services rendered for the audit of First National's annual financial statements for the fiscal year ended December 31, 2001, and the review of the financial statements included in First National's Quarterly Reports on Form 10-Q for the fiscal year was $41,694.

Financial Information System Design and Implementation Fees

There were no fees billed by Yount, Hyde & Barbour, P.C. for professional services rendered to First National for the fiscal year ended December 31, 2001, for the design and implementation of financial information systems.

All Other Fees

The aggregate amount of fees billed by Yount, Hyde & Barbour, P.C. for all other non-audit services rendered to First National for the fiscal year ended December 31, 2001 was $45,433.

Audit Committee Report

Management is responsible for First National's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of First National's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from First National and its management. Moreover, the Audit Committee has considered whether the independent auditor's provision of other non-audit services to First National is compatible with maintaining the auditor's independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in First National's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit Committee
Douglas C. Arthur, Chairman
Elizabeth H. Cottrell
James A. Davis
Christopher E. French
John K. Marlow
Henry L. Shirkey

Appointment of Independent Public Accountants

The Board of Directors has appointed Yount, Hyde & Barbour, P.C. to perform the audit of First National's financial statements for the year ending December 31, 2002. Yount, Hyde & Barbour, P.C. has acted as First National's and the Bank's auditors for the past 15 years and has reported on financial statements during that period. Representatives from Yount, Hyde & Barbour, P.C. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from Stockholders.

STOCKHOLDER PROPOSALS

Any proposal that a Stockholder wishes to have presented at the 2003 annual meeting of Stockholders and included in First National's Proxy Statement in 2003 must be received by the Secretary of the Corporation at its principal executive offices at 112 West King Street, Strasburg, Virginia 22657, no later than November 1, 2002. A Stockholder desiring to bring business before the 2003 annual meeting of the Stockholders in a form other than a proposal in accordance with the preceding sentence must give written notice received by the Secretary at the Corporation's principal office no earlier than December 1, 2002 and no later than December 31, 2002.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of First National's Annual Report to Stockholders for the year ended December 31, 2001 accompanies this Proxy Statement. Additional copies may be obtained by written request to the Secretary of First National at the address indicated below. The Annual Report is not part of the proxy solicitation materials.

UPON RECEIPT OF A WRITTEN REQUEST OF ANY PERSON WHO, ON THE RECORD DATE, WAS RECORD OWNER OF SHARES OF COMMON STOCK OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS ON SUCH DATE THE BENEFICIAL OWNER OF SHARES OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS, FIRST NATIONAL WILL FURNISH TO SUCH PERSON, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 AND ITS QUARTERLY REPORTS ON FORM 10-Q AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SEC UNDER THE EXCHANGE ACT. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO HARRY S. SMITH, PRESIDENT, FIRST NATIONAL CORPORATION, 112 WEST KING STREET, STRASBURG, VIRGINIA 22657. THE ANNUAL REPORT ON FORM 10-K AND THE QUARTERLY REPORTS ON FORM 10-Q ARE NOT PART OF THE PROXY SOLICITATION MATERIALS.

OTHER MATTERS

The Board of Directors of First National is not aware of any other matters that may come before the Annual Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Douglas C. Arthur
Secretary

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY FIRST NATIONAL CORPORATION FXNC-BB		For	With- hold	For All Except
ANNUAL MEETING OF STOCKHOLDERS April 2, 2002	1. The election as directors of all nominees listed (except as marked to the contrary below):		[ ]	[ ]	[ ]
The undersigned hereby appoints the official proxy committee, consisting of Douglas C. Arthur, Byron A. Brill and W. Allen Nicholls, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of First National Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held at the Shenandoah Valley Golf Club, 134 Golf Club Circle, Front Royal, VA on April 2, 2002 at 11:00 A.M. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:	DIRECTORS
	Douglas C. Arthur Noel M. Borden Byron A. Brill Elizabeth H. Cottrell	James A. Davis Christopher E. French Charles E. Maddox, Jr. John K. Marlow	W. Allen Nicholls Henry L. Shirkey Alson H. Smith, Jr. Harry S. Smith James R. Wilkins, III
INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

_______________________________________________________

 PLEASE MARK BOX IF YOU PLAN TO ATTEND           [    ]
THE MEETING.

The Board of Directors recommends a vote "FOR" all directors.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTORS. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE PROXY COMMITTEE. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Please be sure to sign and date this Proxy in the box below.	Date
Stockholder sign above Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

FIRST NATIONAL CORPORATION

Should the above-signed be present and elect to vote at the Annual Meeting or at any adjournment or postponement thereof, and after notification to the Secretary of the Corporation at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Corporation at the following address: Registrar and Transfer Company, P.O. Box 1010, Cranford, NJ 07016 or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The above-signed acknowledges receipt from the Corporation, prior to the execution of this proxy of a notice of the Annual Meeting, a proxy statement dated March 1, 2002 and audited financial statements.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Only one of several joint owners need sign.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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